UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 16, 2010

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

P.O. Box 619566

DFW, Texas  75261-9566

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 13, 2010, Elaine D. Crowley informed Michaels Stores, Inc. (the “Company”) that she would resign from her position as the Company’s Senior Vice President—Chief Financial Officer and Controller, effective August 6, 2010.

Effective August 6, 2010, Richard S. Jablonski, 49, will assume the additional role of interim Controller of the Company, and shall serve as interim principal accounting officer in such capacity.  Mr. Jablonski has served as Vice President of Financial Planning and Analysis since April 2010 and as Vice President - Finance and Controller from February 2008.  Mr. Jablonski previously served as principal accounting officer from April 2008 to April 2010.  Prior to joining the Company, he was Vice President of Finance at RadioShack Corporation from September 2003 to April 2007, where he was responsible for financial and strategic planning, analysis and management reporting for multiple functions and businesses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Senior Vice President, Secretary and General Counsel

Date: July 16, 2010